Exhibit 99.1

 Inphi Completes Acquisition of Cortina Systems

Further Solidifies Inphi’s Market Leadership Position in High-Speed Optical and Networking

Interconnects Segment

SANTA CLARA, October 6, 2014 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets, today announced that it has completed the acquisition of Cortina Systems, Inc., including it's High-Speed Interconnect and Optical Transport product lines, as announced on July 30, 2014, in a transaction valued at $131 million. The acquisition does not include Cortina’s Access and Digital Home business, which was divested prior to the closing of the acquisition and will continue as an independent company.

The close of the acquisition further extends Inphi’s market leading position for high-speed optical and networking interconnects. Already a market leader with its 100G PHY/SerDes Gearbox and CDR ICs, Inphi’s comprehensive Networking Interconnect product portfolio is now extended by the addition of Cortina’s 10G/15G/40G PHY interconnects. Additionally, adding Cortina’s 10G/40G/100G Transport and Interconnect products to Inphi’s strong Optical Interconnect 100G amplifiers and drivers positions Inphi as an industry leader for Optical and Networking interconnects.

“By finalizing the Cortina acquisition, we achieve an important milestone on our path to becoming the interconnect market leader,” said Ford Tamer, President and CEO, Inphi. “We believe the combined resources, talent and winning designs will expand our differentiated solution offerings, accelerate innovation and strengthen the breadth and depth of our customer relationships. The combination of Cortina Systems and Inphi Corporation brings together not only a rich portfolio of products, but also two talented teams of R&D engineers, resulting in Inphi’s ability to deliver greater comprehensive solutions to networking OEMs, enterprise and cloud data centers. In addition, because of the increased scale and combination of effort, Inphi can now achieve tangible operational and financial efficiencies which should lead to improved earnings leverage and financial performance as we move forward.”

About Inphi

Inphi Corporation is a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the expected benefits resulting from the acquisition of Cortina’s High-Speed Interconnect and Optical Transport product lines, the effect of the acquisition on the Company and its business, the anticipated impact of the acquisition on the Company's market and industry position and market opportunity, expansion of our product offerings, potential annual savings, anticipated efficiencies, and potential revenue growth. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the effects of the acquisition on the Company’s financial results; the potential inability to successful integrate Cortina’s High-Speed Interconnect and Optical Transport product lines, including the potential inability to retain employees, customer or vendors; the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi Corporation

408-217-7329

kmarkle@inphi.com